SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2004 (November 15, 2004)

MASSEY ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of Incorporation)	(Commission File No. )	(I.R.S. Employer Identification Number)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In response to a recently issued Securities and Exchange Commission Frequently Asked Questions Bulletin on Form 8-K, Massey Energy Company (the “Registrant”) is disclosing the following items which the Securities and Exchange Commission (the “SEC”) may deem to be material definitive agreements.

On November 14, 2004, the Compensation Committee of the Registrant’s board of directors (the “Board”) approved, and on November 15, 2004, the Board ratified, the terms of the 2005 Long Term Incentive Award Program (the “2005 LTI Program”). The 2005 LTI Program grants varying amounts of stock options, restricted stock, restricted units and cash incentive awards to key employees of the Registrant, including its executive officers. The stock option awards are granted under the Massey Energy Company 1996 Executive Stock Plan (filed with the SEC on January 29, 2001 as Exhibit 10.13 to the Registrant’s Form 10-K) and the restricted stock, restricted units and cash incentive awards are granted under the Massey Energy Company 1999 Executive Performance Incentive Plan (filed with the SEC on January 29, 2001 as Exhibit 10.1 to the Registrant’s Form 10-K). The grants of stock options are exercisable and the grants of restricted stock and restricted units vest upon the earlier to occur of the following (i) on November 15, 2008, (ii) on or about March 31, 2007 if certain financial targets are met for fiscal years 2005 and 2006 based on the Registrant’s cumulative earnings before taxes (“EBT”) and the Registrant’s cumulative earnings before interest, taxes, depreciation, depletion and amortization (“EBITDA”), (iii) on or about March 31, 2008 if certain financial targets are met for fiscal years 2005, 2006 and 2007 based on EBT and EBITDA or (iv) termination by reason of death or permanent and total disability, as determined in accordance with the Registrant’s applicable personnel policies or within two years following a “Change of Control” (as defined in the Massey Energy Company 1996 Executive Stock Plan). The grants of cash incentive awards shall be paid on or about March 31, 2008 if certain performance targets based on EBT and EBITDA are met for fiscal years 2005, 2006 and 2007. The Chief Financial Officer and the Compensation Committee shall determine, in their sole discretion, whether the financial targets have been achieved for a given period.

On November 14, 2004, the Compensation Committee of the Board also approved, and on November 15, 2004, the Board also ratified, the terms of the 2005 Bonus Program (the “2005 Bonus Program”). The 2005 Bonus Program is a cash award applicable to key employees of the Registrant, including its executive officers. For individuals without specific performance goals, 75% of the award is based on the Registrant’s earnings before interest and taxes for fiscal year 2005 (“2005 EBIT”) and 25% of the award is based on the discretion of the Compensation Committee. For individuals with specific performance goals, 50% of the target is tied to specific performance goals, 25% is tied to 2005 EBIT and 25% is based on the discretion of the Compensation Committee. The specific performance goals shall be determined at an upcoming meeting of the Compensation Committee.

On November 15, 2004, the Governance and Nominating Committee of the Board approved and the Board ratified the compensation policy for its non-employee directors beginning January 1, 2005. After conducting a review of non-employee director compensation, the Board decided to establish the annual retainer fee for all directors at $40,000, the additional annual retainer fee for the chairperson of the Audit Committee at $15,000, the additional annual retainer fee for the chairpersons of all other board committees at $5,000 and the board and committee “per meeting” fee for non-employee directors at $2,000 per meeting. In addition, the Board re-affirmed the non-employee directors’ equity compensation, which is comprised of an initial grant of 4,056 restricted shares of the Registrant’s common stock and 2,705 restricted units associated with such grant and annual grants of 2,028 restricted shares of the Registrant’s common stock. A summary of this compensation policy for non-employee directors of the Registrant is attached hereto as Exhibit 10.1, and is hereby incorporated into this Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Non-Employee Director Compensation Summary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: December 21, 2004	By:	/s/ Thomas J. Dostart
	Name:	Thomas J. Dostart
	Title:	Vice President, General Counsel & Secretary

Exhibit Index

10.1	Non-Employee Director Compensation Summary.